                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

================================================================================

                          SECURITIES PURCHASE AGREEMENT

                            dated as of May 12, 2003

                                      among

                             SEATTLE GENETICS, INC.

                                       and

                           THE PURCHASERS NAMED HEREIN

================================================================================

                                TABLE OF CONTENTS

                                                                                            PAGE

ARTICLE I      DEFINED TERMS; RULES OF CONSTRUCTION.......................................... 1

     1.1    Defined Terms.................................................................... 1

     1.2    Rules of Construction............................................................ 8

ARTICLE II     PURCHASE AND SALE OF SHARES; CLOSING.......................................... 9

     2.1    Filing of the Certificate of Designations........................................ 9

     2.2    Authorization of Issuance of Preferred Shares and Warrants....................... 9

     2.3    Purchase and Sale of Securities................................................. 10

     2.4    Company Actions................................................................. 10

     2.5    Closing......................................................................... 10

     2.6    Closing Deliveries.............................................................. 10

     2.7    Use of Proceeds................................................................. 11

ARTICLE III    REPRESENTATIONS AND WARRANTIES ABOUT THE COMPANY............................. 11

     3.1    Organization, Power, Authority and Good Standing................................ 11

     3.2    Authorization, Execution, Enforceability and Consents........................... 11

     3.3    Capitalization.................................................................. 12

     3.4    Reports and Financial Information............................................... 14

     3.5    Absence of Undisclosed Liabilities.............................................. 14

     3.6    Compliance with Laws............................................................ 15

     3.7    Absence of Changes.............................................................. 15

     3.8    Taxes........................................................................... 16

     3.9    Title to Assets................................................................. 17

     3.10   Intellectual Property........................................................... 17

     3.11   Litigation and Other Proceedings................................................ 18

     3.12   Material Agreements............................................................. 18

     3.13   Insurance....................................................................... 18

     3.14   ERISA........................................................................... 19

     3.15   Environmental Protection........................................................ 20

     3.16   Accounting...................................................................... 20

     3.17   Investment Company.............................................................. 20

                                TABLE OF CONTENTS
                                   (continued)

                                                                                            PAGE

     3.18   Private Sale.................................................................... 21

     3.19   Brokers......................................................................... 21

     3.20   State Takeover Statutes......................................................... 21

     3.21   Certificates of Officers........................................................ 21

     3.22   Listed Securities............................................................... 21

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS............................. 21

     4.1    Authorization of the Documents.................................................. 21

     4.2    Investment Representations...................................................... 22

     4.3    Non-United States Persons....................................................... 23

     4.4    Non-Public Information.......................................................... 23

ARTICLE V      CONDITIONS TO CLOSING........................................................ 24

     5.1    Conditions to Purchasers' Obligations........................................... 24

     5.2    Conditions to the Company's Obligations......................................... 26

ARTICLE VI     INDEMNIFICATION.............................................................. 27

     6.1    Survival of Representations, Warranties, Agreements and Covenants, Etc.......... 27

     6.2    Indemnification................................................................. 27

ARTICLE VII    TRANSFER OF SECURITIES....................................................... 29

      7.1    Restriction on Transfer........................................................ 29

      7.2    Restrictive Legends............................................................ 29

      7.3    Notice of Transfer............................................................. 30

      7.4    Transfer Pursuant to Rule 144.................................................. 31

ARTICLE VIII   ADDITIONAL AGREEMENTS OF THE COMPANY......................................... 31

     8.1    Conduct Pending Closing......................................................... 31

     8.2    Access to Information........................................................... 33

     8.3    No Solicitation................................................................. 33

     8.4    Certain Tax Matters............................................................. 35

     8.5    Other Actions................................................................... 35

     8.6    Advice of Changes; Filings...................................................... 35

     8.7    Financial Information........................................................... 35

                                TABLE OF CONTENTS
                                   (continued)

                                                                                            PAGE

     8.8    Stockholders Meeting............................................................ 35

     8.9    Reasonable Efforts; Notification................................................ 36

     8.10   Certain Notifications........................................................... 37

     8.11   Public Announcements............................................................ 38

     8.12   NASD............................................................................ 38

ARTICLE IX     TERMINATION.................................................................. 38

     9.1    Termination..................................................................... 38

     9.2    Effect of Termination........................................................... 40

ARTICLE X      MISCELLANEOUS................................................................ 40

     10.1   Fees............................................................................ 40

     10.2   Further Assurances.............................................................. 41

     10.3   Remedies........................................................................ 41

     10.4   Successors and Assigns.......................................................... 42

     10.5   Entire Agreement................................................................ 42

     10.6   Notices......................................................................... 42

     10.7   Amendments, Modifications and Waivers........................................... 43

     10.8   Governing  Law; Waiver of Jury Trial............................................ 43

     10.9   No Third Party Reliance......................................................... 44

     10.10  Submission to Jurisdiction...................................................... 44

     10.11  Severability.................................................................... 45

     10.12  Independence of Agreements, Covenants, Representations and Warranties........... 45

     10.13  Counterparts; Facsimile Signatures.............................................. 45

                             SCHEDULES and EXHIBITS

Schedules
Schedule I                 -        Purchasers, Purchase Price
Schedule 3.2(c)            -        Consents and Approvals
Schedule 3.5               -        Undisclosed Liabilities
Schedule 3.7               -        Absence of Changes
Schedule 3.8               -        Taxes
Schedule 3.10              -        Intellectual Property
Schedule 3.12              -        Material Agreements
Schedule 3.13              -        Insurance Policies
Schedule 3.14(g)           -        Employment Agreements
Schedule 8.1(b)(viii)      -        Modifications to Material Agreements

EXHIBITS
Exhibit A                  -        Form of Certificate of Designations for
                                    Series A Preferred Stock
Exhibit B                  -        Form of Warrant
Exhibit C                  -        Form of Investor Rights Agreement
Exhibit D                  -        Form of Regulatory Sideletter
Exhibit E                  -        Form of Legal Opinion of Venture Law Group

                                                                  EXECUTION COPY

                                        SECURITIES PURCHASE AGREEMENT dated as
                                of May 12, 2003 among SEATTLE GENETICS, INC., a Delaware corporation (the "Company"), and the PURCHASERS listed on Schedule I (collectively, the "Purchasers").

                The Company is in the business of discovering, developing and commercializing monoclonal antibody-based drugs to treat cancer and other human diseases (the "Business"). The Company desires to raise up to $40,000,000 in preferred equity financing, and the Purchasers are willing to purchase (i) shares of a newly-created series of preferred stock to be designated as Series A Convertible Preferred Stock, $0.001 par value per share (the "Series A Preferred Stock"), and (ii) warrants to purchase shares of the Company's Common Stock (the "Warrants"), all on the terms and subject to the conditions set forth herein.

                ACCORDINGLY, in consideration of the foregoing and the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

                                    ARTICLE I
                      DEFINED TERMS; RULES OF CONSTRUCTION

1.1     DEFINED TERMS.

        Capitalized terms used and not otherwise defined in this Agreement have the meanings given to them below or in the other locations of this Agreement specified below:

                "Acquisition Proposals" has the meaning given to such term in
Section 8.3.

                "Affiliate" means, with respect to any specified Person, any corporation or business entity controlled by, controlling or under common control with such specified Person. In addition, any relative or spouse (including any partner with whom such person resides on a permanent basis) of the specified Person, any relative of such spouse, any spouse of any such relative or any other Person who, directly or indirectly, is under common ownership or control with, or is owned or controlled by such spouse or relative shall be considered an Affiliate of such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. As used in this definition, the term "relative" means any former or current spouse, parent, grandparent, great-grandparent, great-great-grandparent, child, grandchild, great-grandchild, great-great-grandchild, sibling, first uncle, first aunt or first cousin (in each case, whether natural or adoptive).

                "Agreement" has the meaning given to such term in Section 1.2.

                "Alternative Transaction" has the meaning given to such term in
Section 8.3.

                "Applicable Law," with respect to any Person, means all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

                "Applicable Securities" means the Series A Preferred Stock, the Warrants or the Reserved Common Shares, as applicable.

                "BBI" means collectively, Baker/Tisch Investments, L.P., Baker Bros. Investments, L.P., Baker Bros. Investments II, L.P., Baker Biotech Fund I, L.P., Baker Biotech Fund II, L.P., Baker Biotech Fund II (Z), L.P. and/or any other entity controlled by, controlling or under common control with any of the preceding Persons at such time, to the extent such Persons hold shares of Series A Preferred Stock, Warrants or Common Stock issued upon conversion of the Series A Preferred Stock or exercise of the Warrants.

                "Benefit Arrangement" means each employment, severance or other similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan and (ii) covers any employee or former employee of the Company.

                "Board" means the Board of Directors of the Company.

                "Breached Representation" has the meaning given to it in Section 8.10.

                "Breaching Purchaser" has the meaning given to it in Section 10.1(c).

                "Business" has the meaning given to it in the Preamble to this Agreement.

                "Business Day" means any day other than a Saturday, Sunday or a day on which all United States securities exchanges (or Nasdaq) on which Securities issued by the Company are listed, are authorized or required to be closed.

                "Certificate of Designations" means the certificate of designations, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the Series A Preferred Stock, in substantially the form set forth in Exhibit A.

                "Certificate of Incorporation" means the Fourth Amended and Restated Certificate of Incorporation of the Company, as it may be amended, restated or modified from time to time.

                "Claim" means any claim, demand, assessment, judgment, Order, decree, action, cause of action, litigation, suit, investigation or other Proceeding initiated or brought by any Third Party.

                "Closing" has the meaning given to it in Section 2.5.

                "Closing Date" has the meaning given to it in Section 2.5.

                "Closing Certificate" has the meaning given to it in Section
6.1.

                "Code" means the Internal Revenue Code of 1986, as amended, or any similar Federal law then in force, and the rules and regulations promulgated thereunder, all as the same may from time to time be in effect.

                "Commission" means the Securities and Exchange Commission or any successor or replacement thereto.

                "Common Stock" means the common stock, par value $0.001 per share, of the Company.

                "Company" has the meaning given to it in the caption to this Agreement.

                "Company Indemnified Persons" has the meaning given to it in
Section 6.2(b).

                "Company Update Letter" has the meaning given to it in Section 8.10.

                "Documents" means this Agreement, the Certificate of Designations, the Investor Rights Agreement, the Warrants, the Option Agreement, the Regulatory Sideletter and the Assignment Agreement.

                "Employee Plan" means each "employee benefit plan, " as such term is defined in Section 3(3) of ERISA, that (i) (A) is subject to any provision of ERISA and (B) is maintained or contributed to by the Company, or
(ii) (A) is subject to any provision of Title IV of ERISA and (B) is maintained or contributed to by any of the Company's ERISA Affiliates.

                "Environmental Laws" means any Federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq.

                "Equity Incentive Plans" means the Seattle Genetics, Inc. 1998 Stock Option Plan, the 2000 Directors' Stock Option Plan and the 2000 Employee Stock Purchase Plan.

                "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, or any similar Federal law in force, and the rules and regulations promulgated thereunder, all as the same may be amended.

                "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal Statute then in force, and the rules and regulations promulgated thereunder, all as the same may from time to time be in effect.

                "Existing Rights Agreement" has the meaning given to it in
Section 3.3(h).

                "Fee Cap" has the meaning given to it in Section 10.1(a).

                "Financial Statements" has the meaning given to it in Section 3.4(b).

                "Fundamental Documents" means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. The Fundamental Documents of the Company are the Certificate of Incorporation and the By-laws of the Company.

                "GAAP" means United States generally accepted accounting principles.

                "Governmental Authority" means any domestic or foreign government or political subdivision thereof, whether on a Federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

                "Hazardous Substances" means and includes oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under any Environmental Laws.

                "Indemnified Persons" means any of the Company Indemnified Persons or any of the Purchaser Indemnified Persons, as the context may require.

                "Indemnifying Persons" means any of the Purchasers or the Company, as the context may require.

                "Intellectual Property Rights" has the meaning given to it in
Section 3.10.

                "Investor Rights Agreement" means the Investor Rights Agreement among the Company and the Purchasers, in substantially the form set forth in Exhibit C.

                "JPMP Entities" means, collectively, J.P. Morgan Partners
(BHCA), L.P., J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P. and/or any other entity controlled by, controlling or under common control with any of the preceding Persons at such time, including any entity controlled by JPMP Master Fund Manager, L.P., or any Affiliate thereof, or any entity managed or advised by J.P. Morgan Partners, LLC, JPMP Capital Corp. or any Affiliate thereof, to the extent such Persons hold shares of Series A Preferred Stock, Warrants or Common Stock issued upon conversion of the Series A Preferred Stock or exercise of the Warrants.

                "Knowledge" has the meaning given to it in Section 1.2.

                "Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

                "Liens" means and includes mortgages, judgments, claims, liens, security interests, pledges, escrows, charges, restrictions or other encumbrances of any kind or character whatsoever.

                "Loss" means any loss (including diminution in value of Securities), Liability (to the extent incurred or reasonably likely to be incurred), cost, damage, deficiency, Tax payable (including any Taxes imposed with respect to any indemnity payments for any such Loss), penalty, fine or expense, whether or not arising out of any Claims by or on behalf of any party to this Agreement or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of any indemnifiable event or condition.

                "Material Adverse Change" means, with respect to any Person, a material adverse change to the business, condition (financial and otherwise), operations, results of operations, assets (including levels of working capital and components thereof), Liabilities, and prospects of such Person. Notwithstanding the foregoing, the following events, matters or occurrences shall not give rise to a "Material Adverse Change" with respect to the Company:
(a) the Company's expenditures of funds in the ordinary course consistent with past practice, (b) matters disclosed in the 33 and 34 Act Reports filed on or prior to March 31, 2003 to the extent the matter giving rise to the "Material Adverse Change" is consistent with such disclosures and (c) the occurrence of any Liability, the amount of which has been fully reserved for and disclosed in the 2002 Financial Statements.

                "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the business, condition (financial and otherwise), operations, results of operations, assets (including levels of working capital and components thereof), Liabilities, and prospects of such Person. Notwithstanding the foregoing, the following events, matters or occurrences shall not give rise to a "Material Adverse Effect" with respect to the Company: (a) the Company's expenditures of funds in the ordinary course consistent with past practice, (b) matters disclosed in the 33 and 34 Act Reports filed on or prior to March 31, 2003 to the extent the matter giving rise to the "Material Adverse Effect" is consistent with such disclosures and (c) the occurrence of any Liability, the amount of which has been fully reserved for and disclosed in the 2002 Financial Statements.

                "Material Agreements" has the meaning given to it in Section 3.12(a).

                "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

                "Nasdaq" has the meaning given to it in Section 3.22.

                "Option Agreement" means that certain Option Agreement dated as of the date hereof among the Company, the JPMP Entities and BBI.

                "Order" means any judgment, writ, decree, injunction, order, stipulation, compliance agreement or settlement agreement issued or imposed by, or entered into with, a Governmental Authority, whether or not having the force of law.

                "Outside Date" has the meaning given to it in Section 9.1(b).

                "Permitted Liens" means (i) liens on the Company's furniture, fixtures and equipment granted to the Company's landlord as collateral for the Company's office and laboratory lease, (ii) Liens for taxes not yet due and payable and for which an appropriate reserve has been taken, (iii) rights of way, easements and other minor defects in title which do not adversely affect in any material respect the use or value of the real property subject to such and
(iv) other Liens not to exceed $100,000 in the aggregate.

                "Permits" has the meaning given to it in Section 3.6(c)

                "Person" shall be construed as broadly as possible and shall include an individual, a partnership (including a limited liability partnership), a limited liability company, a company, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

                "Post-Signing Returns" has the meaning given to it in Section
8.4.

                "Preferred Shares" means shares of the Company's Series A Preferred Stock.

                "Premises" has the meaning given to it in Section 3.15.

                "Proxy Statement" has the meaning given to it in Section 8.8.

                "Proceeding" means any legal, administrative or arbitration action, suit, complaint, charge, hearing, inquiry, investigation or proceeding.

                "Purchased Securities" means, collectively, the Preferred Shares issuable hereunder, the shares of Common Stock issuable upon conversion of such Preferred Shares, the Warrants and the Warrant Shares.

                "Purchaser" has the meaning given to it in the caption to this Agreement and any Person succeeding to the rights of a Purchaser pursuant to the terms hereof.

                "Purchaser Indemnified Person" has the meaning given to it in
Section 6.2(a).

                "Purchaser Representatives" has the meaning given to it in
Section 6.2(a).

                "Regulatory Sideletter" means the Regulatory Sideletter among the Company and the JPMP Entities, in substantially the form set forth in Exhibit D.

                "Requisite Purchasers" means Purchasers that have agreed pursuant to the terms of this Agreement to acquire at least 66-2/3% of the shares of Series A Preferred Stock being sold hereunder.

                "Reserved Common Shares" means shares of Common Stock that will be reserved for issuance upon the conversion of the Series A Preferred Stock or the exercise of the Warrants, as the case may be.

                "SEC Reports" has the meaning given to it in Section 3.4(a).

                "Securities" means, with respect to any Person, such Person's "securities" as defined in Section 2(1) of the Securities Act and includes such Person's capital stock or other equity interests or any options, warrants or other securities or rights that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity interests.

                "Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same may from time to time be in effect.

                "Series A Preferred Stock" has the meaning set forth in the Preamble to this Agreement.

                "Stockholder Approval" has the meaning given to it in Section
8.8.

                "Stockholders Meeting" has the meaning given to it in Section
8.8.

                "Subsidiary" means, at any time, with respect to any Person (the "Subject Person"), any Person of which either (a) more than 50% of the shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) or (b) more than a 50% interest in the profits or capital of such Person, are at the time owned or controlled directly or indirectly by the Subject Person or through one or more Subsidiaries of the Subject Person or by the Subject Person and one or more Subsidiaries of the Subject Person.

                "Tax" means any Taxes and the term "Taxes" means, with respect to any Person, (A) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such Person and (B) any Liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of (i) being a "transferee" (within the meaning of Section 6901 of the Code or any other Applicable Law) of another Person, (ii) being a member of an affiliated, combined or consolidated group or (iii) a contractual arrangement or otherwise.

                "Third Party" means any person or "group," as described in Rule 13d-5(b) promulgated under the Exchange Act, other than the Purchasers or any of their respective Affiliates.

                "2002 Financial Statements" has the meaning given to it in
Section 3.5.

                "Warrants" has the meaning given to it in the Preamble to this Agreement, which shall be substantially in the form of Exhibit B attached hereto.

                "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

                "33 and 34 Act Reports" has the meaning given to it in Section 3.4(a).

1.2     RULES OF CONSTRUCTION.

        The term this "Agreement" means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. In this Agreement, the term "Knowledge," "best Knowledge" or words of similar import of any Person means (i) actual knowledge of such Person (including the actual knowledge of the officers, key employees and directors of such Person) and (ii) that knowledge which could have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs, including due inquiry of those key employees and professionals of such Person who could reasonably be expected to have actual knowledge of the matters in question. The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

                                   ARTICLE II
                      PURCHASE AND SALE OF SHARES; CLOSING

2.1     FILING OF THE CERTIFICATE OF DESIGNATIONS.

        Prior to the Closing, the Company shall file with the Secretary of State of the State of Delaware the Certificate of Designations. The Certificate of Designations designates 1,600,000 shares of Series A Preferred Stock and sets forth the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof.

2.2     AUTHORIZATION OF ISSUANCE OF PREFERRED SHARES AND WARRANTS.

        Subject to the Stockholder Approval, the Company has authorized (a) the issuance to the Purchasers at the Closing of an aggregate of (i) 1,600,000 shares of Series A Preferred Stock at a per share price of $25.00 and (ii) Warrants to purchase an aggregate of 2,000,000 shares of Common Stock and (b) the reservation of 18,000,000 Reserved Common Shares for issuance upon conversion of the Series A Preferred Stock and upon exercise of the Warrants.

2.3     PURCHASE AND SALE OF SECURITIES.

        At the Closing, subject to the satisfaction or waiver of the conditions set forth in Article V, the Company shall issue and sell to each Purchaser, and each Purchaser shall severally purchase from the Company, (a) that number of shares of Series A Preferred Stock set forth opposite such Purchaser's name on
Schedule I and (b) a Warrant
exercisable for that number of Warrant Shares set forth opposite such Purchaser's name on Schedule I. The aggregate purchase price for the Securities referred to in this Section 2.3 shall equal the amount set forth opposite such Purchaser's name on Schedule I, with an aggregate amount of $3,650,000 of such purchase price allocated to the Warrants on a pro rata basis.

2.4     COMPANY ACTIONS.

        The Company represents and warrants that at meetings duly called and held, its Board, has (a) taken all necessary steps to render the restrictions of
Section 203 of the Delaware General Corporation Law (the "DGCL") and Section 23B.19.040 of the Washington Business Corporations Act (the "WBCA") inapplicable to the transactions contemplated by this Agreement and (b) resolved to elect not to be subject, to the extent permitted by Applicable Law, to any state takeover law other than Section 203 of the DGCL that may purport to be applicable to the transactions contemplated by this Agreement.

2.5     CLOSING.

        The closing (the "Closing") hereunder with respect to the issuance and sale of the Series A Preferred Stock and the Warrants being purchased by each Purchaser at the Closing, and the consummation of the related transactions contemplated hereby shall, subject to the satisfaction or waiver of the applicable conditions set forth in Article V, take place at the offices of O'Melveny & Myers LLP, 30 Rockefeller Plaza, New York, New York 10112 at 10:00 a.m., local time, on the date that is five Business Days after the Stockholders Meeting or as otherwise provided herein or agreed upon by the parties hereto (such date, the "Closing Date").

2.6     CLOSING DELIVERIES.

        At the Closing, the Company shall deliver to each Purchaser a stock certificate and a warrant agreement, each registered in such Purchaser's name, representing the number of shares of Series A Preferred Stock and Warrant Shares, respectively, being purchased by such Purchaser at the Closing, against receipt by the Company of a wire transfer, of immediately available funds to an account or accounts designated by the Company, of an aggregate amount equal to the aggregate purchase price set forth opposite such Purchaser's name on
Schedule I.

2.7     USE OF PROCEEDS.

        The proceeds received by the Company from the sale of all shares of Series A Preferred Stock and Warrants shall be used by the Company for general corporate purposes.

                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES ABOUT THE COMPANY

        The Company represents and warrants to each Purchaser as follows:

3.1     ORGANIZATION, POWER, AUTHORITY AND GOOD STANDING.

                (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority (corporate or otherwise) to own, lease and operate its assets and properties and to carry on its Business as presently conducted and as presently proposed to be conducted.

                (b) The Company is duly qualified and validly existing and/or in good standing (as applicable) to transact business as a foreign Person in each jurisdiction where failure to so qualify could reasonably be expected to have a Material Adverse Effect on the Company. The Purchasers have been furnished with true, correct and complete copies of the Fundamental Documents of the Company, in each case as amended and in effect on the date hereof. The Company has never engaged in any businesses other than the Business.

3.2     AUTHORIZATION, EXECUTION, ENFORCEABILITY AND CONSENTS.

                (a) The Company has all requisite power and authority (corporate and otherwise) to execute, deliver and perform each of its obligations under this Agreement and each other Document. This Agreement and each other Document has been duly and validly authorized by the Company. This Agreement has been and, prior to the Closing, each other Document will be duly executed and delivered by the Company. This Agreement constitutes and, when executed and delivered by the Company, each other Document to which it is a party will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally (ii) rules of law governing specific performance, injunctive relief and other equitable remedies together with general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (iii) to the extent any indemnification provisions may be limited by applicable federal or state securities laws.

                (b) The authorization, reservation, issuance, sale and delivery, as applicable, of the shares of Series A Preferred Stock and the Warrants, have been duly and validly authorized by all requisite action on the part of the Company. The shares of Series A Preferred Stock and the Reserved Common Shares (assuming the issuance thereof in accordance with the applicable terms of the Series A Preferred Stock and/or the Warrants), will be duly and validly issued and outstanding, fully paid and nonassessable, and not subject to any preemptive rights, rights of first refusal or other similar rights of the stockholders of the Company.

                (c) Except as set forth on Schedule 3.2(c), no consent, approval, authorization, Permit or Order of any Governmental Authority or third party is required for the issuance and sale by the Company of the Series A Preferred Stock or the Warrants to the Purchasers or the consummation by the Company of the other transactions contemplated hereby or by any other Document.

                (d) The execution, delivery and performance by the Company of this Agreement and each other Document, and the consummation of the transactions contemplated hereby and thereby, including the authorization, reservation, issuance, sale and delivery, as the case may be, of the shares of Series A Preferred Stock, the Warrants and the Reserved Common Shares (assuming the issuance thereof in accordance with the applicable terms of the Series A Preferred Stock and/or the Warrants), will not (i) violate any Applicable Law or
(ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default or give rise to any right of termination, cancellation or acceleration, or result in the creation of any Lien upon any of the properties or assets of the Company, under any provision of the Fundamental Documents of the Company or any Material Agreement or Permit to which the Company is a party or by which the Company or its assets or properties are or may be bound.

3.3     CAPITALIZATION.

        As of the date of this Agreement, the authorized capital stock of the Company consists of:

                (a) 100,000,000 duly authorized shares of Common Stock, of which (i) 30,782,344 shares are duly and validly issued and outstanding, fully paid and nonassessable, (ii) 4,119,852 shares are duly and validly reserved for issuance pursuant to outstanding options, (iii) 1,984,049 shares are duly and validly reserved for issuance pursuant to options that may be granted after the date hereof to employees of the Company pursuant to the Company's Equity Incentive Plans, (v) 16,000,000 shares shall be duly and validly reserved for issuance upon conversion of the Series A Preferred Stock, and (vi) 2,000,000 shares shall be duly and validly reserved for issuance upon exercise of the Warrants.

                (b) 5,000,000 duly authorized shares of Preferred Stock, 1,600,000 of which shall, upon filing of the Certificate of Designations, be designated Series A Preferred Stock and all of which shares sold pursuant to this Agreement shall be duly and validly issued and outstanding, fully paid and nonassessable and held of record and beneficially by the Purchasers and in the amounts set forth on Schedule I, free and clear of all Liens.

                (c) All Reserved Common Shares, if and when issued, will be duly and validly issued and outstanding, fully paid and nonassessable.

                (d) No outstanding securities are entitled to any anti-dilution or similar adjustments upon the issuance of additional Securities of the Company or otherwise.

                (e) There are no preemptive rights, rights of first refusal or other similar rights to purchase or otherwise acquire shares of capital stock or other Securities of the Company pursuant to any Applicable Law, any Fundamental Document of the Company or any agreement to which the Company is a party or may be bound.

                (f) Except as contemplated by the Documents and the Fundamental Documents of the Company, there is no Lien (such as a right of first refusal, right of first offer, proxy, voting trust or voting agreement) created by the Company or, to the Knowledge of the Company, any of its stockholders with respect to the sale or voting of any Securities of the Company (whether outstanding or issuable upon the conversion, exchange or exercise of outstanding Securities).

                (g) There are no obligations to redeem, repurchase or otherwise acquire shares of capital stock or other Securities of the Company pursuant to any Applicable Law, any Fundamental Document of the Company or any agreement to which the Company is a party or may be bound.

                (h) Except as contemplated by the Investor Rights Agreement and the Amended and Restated Investors' Rights Agreement dated December 22, 1999 by and among the Company and certain holders of the Company's Common Stock (the "Existing Rights Agreement"), no Person has any right to cause the Company to effect the registration under the Securities Act of any shares of Common Stock or any other Securities of the Company.

                (i) The Company does not have any Subsidiaries, nor does it own any capital stock, any other equity or long-term debt securities or any equity interest, directly or indirectly, in any other Person other than short-term and long-term investments made in the ordinary course of business consistent with past practice as disclosed in the SEC Reports.

                (j) All Securities issued by the Company have been either issued in transactions in accordance with, or exempt from registration under, the Securities Act and the rules and regulations promulgated thereunder and all applicable state securities or "blue sky" laws, and the Company has not violated the Securities Act or any applicable state securities or "blue sky" laws in connection with the issuance of any such Securities. To the Company's Knowledge, there are no restrictions upon the voting rights associated with, or the transfer of, any of the capital stock of the Company, except as provided by (i) United States federal or state securities laws or (ii) the terms and provisions of the Documents.

3.4     REPORTS AND FINANCIAL INFORMATION.

                (a) The Company is a reporting company and has, since March 6, 2001, filed in a timely manner, all reports, forms, schedules and statements and other documents required to be filed by it with the Commission pursuant to the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable thereto (collectively, the "SEC Reports"). The Company has previously furnished or made available to the Purchasers true and complete copies of all SEC Reports. None of the SEC Reports or any registration statement, definitive proxy statement or other document filed by the Company with the SEC since March 6, 2001 (collectively, the "33 and 34 Act Reports"), as of their respective dates (as amended through the date hereof), (i) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) failed in any material respect to comply with the requirements of the Securities Act, the Exchange Act or the respective rules and regulations of the SEC thereunder.

                (b) The financial statements contained in the 33 and 34 Act Reports, and the related statements of operations and statements of cash flows for the periods then ended (collectively, the "Financial Statements") (i) were in accordance with the books and records of the Company, (ii) presented fairly in all material respects the consolidated financial condition and results of operations of the Company as of the dates and for the periods indicated and
(iii) were in all material respects prepared in accordance with GAAP consistently applied (except as set forth in the notes thereto and subject, in the case of Financial Statements as at the end of or for the periods other than fiscal years, to normal year-end audit adjustments, provided that such adjustments are not material individually or in the aggregate).

                (c) The Financial Statements complied, when filed, as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, including, but not limited to, the applicable requirements of Regulation S-X promulgated under the Exchange Act and the Sarbanes-Oxley Act of 2002.

3.5     ABSENCE OF UNDISCLOSED LIABILITIES.

        Except as set forth on Schedule 3.5, the Company does not have any material Liability which was not provided for or disclosed in the financial statements for the Company for the fiscal year ended December 31, 2002, (the "2002 Financial Statements"), other than Liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2002.

3.6     COMPLIANCE WITH LAWS.

                (a) The Company is not in violation of, and to the Knowledge of the Company is not under investigation by a Governmental Authority with respect to and has not been threatened to be charged with or given notice of any violation of, any Applicable Law (including the Sarbanes-Oxley Act of 2002), except violations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                (b) There are no Orders to which the Company or any of its assets or properties is bound.

                (c) The Company holds all licenses, certificates and permits from Governmental Authorities ("Permits") that are necessary to the conduct of the Business, the lack of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Such Permits are in full force and effect, no violations with respect to any thereof have occurred or are or have been recorded, no Proceeding is pending or, to the Knowledge of the Company, threatened, to revoke or limit any thereof.

                (d) To the Knowledge of the Company, there is no proposed change in any Applicable Law which would require the Company to obtain any Permits in order to conduct the Business as presently conducted and as presently proposed to be conducted that the Company does not currently possess and the lack of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                (e) To the Company's Knowledge, there is no Applicable Law that would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting the Business in any jurisdiction in which it is now conducting the Business or in which it proposes to conduct the Business.

                (f) The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any Liability or disadvantage which could reasonably be expected to have a Material Adverse Effect on the Company.

3.7     ABSENCE OF CHANGES.

        Except as set forth on Schedule 3.7 attached hereto, since December 31, 2002, there has not been any (a) event or condition which has had or could reasonably be expected to have a Material Adverse Effect on the Company, (b) material deviation from historical accounting and other practices in connection with the maintenance of the Company's books and records, (c) except as in the ordinary course of business consistent with past practice, increase in or prepayment of the compensation payable or to become payable by the Company to any of its directors or officers, or the making of any bonus payment or similar arrangement to or with any of them, (d) except for the write-off of accounts receivable in the ordinary course of business consistent with past practice, cancellation of indebtedness due to the Company from others, (e) waiver or release of any material rights of the Company, except in the ordinary course of business and for fair value, or any lapse or other loss of a material right of the Company to use its assets or conduct the Business, (f) material change in the policies of the Company with respect to the payment of accounts payable or other current Liabilities or the collection of accounts receivable, including any acceleration or deferral of the payment or collection thereof, as applicable, (g) purchase by the Company of any of its outstanding capital stock nor any declaration or payment of any dividend or other distribution of any kind on the Company's capital stock, (h) delivery of a notice of non-renewal or any other failure to renew Material Agreements between the Company, on the one hand, and its customers, suppliers, collaborators, or strategic partners on the other hand, which are material, individually or in the aggregate, or (i) loss of any employee who earned more than $150,000 in the most recent fiscal year (in salary, bonus and other cash compensation).

3.8     TAXES.

        Except as disclosed on Schedule 3.8, (a) the Company and each other Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Code, of which the Company is or has been a member has filed all returns, declarations of estimated tax, tax reports, information returns and statements (collectively, the "Returns") required to be filed by it (other than those for which extensions have been granted and have not expired) relating to any Taxes; (b) as of the time of filing, the Returns were complete and correct in all material respects and all Taxes shown on the Returns have been paid; (c) the Company has paid all Taxes required to have been paid or made provisions for all Taxes payable for any period that ended on or before the date hereof and for any period that began on or before the date hereof and ends after the date hereof, as required by Applicable Law and GAAP; (d) the Company is not delinquent in the payment of any Taxes nor has it requested any extension of time within which to file any Return, which Return has not since been filed (other than any taxes for which adequate reserves have been established in accordance with GAAP); (e) there are no pending tax audits of any Returns of the Company and the Company has not received notice of any pending tax audits of any Returns of the Company; (f) no tax liens have been filed and no deficiency or addition to Taxes, interest or penalties for any Taxes have been proposed, asserted or assessed in writing against the Company; (g) the Company has not granted any extension of the statute of limitations applicable to any Return or other Tax claim with respect to any of its income, properties or operations; (h) the Company has complied in all material respects with all Applicable Laws relating to the withholding of Taxes and has paid such withheld Taxes (including any sales and use Taxes for which withholding may be required, and amounts required by law to be withheld and paid from the wages or salaries of employees), and the Company is not liable for any Taxes for failure to comply with any such Applicable Law; (i) the Company has not agreed to, is not required to, and will not be obligated to, make any adjustments either on, before or after the date hereof, to its existing tax accounting method by reason of Section 481 of the Code, or due to a determination by the Board (acting on the advice of the Company's accountant, as the case may be) that any existing method of accounting is not permissible or appropriate, and the Internal Revenue Service has not proposed any such adjustments or changes in the Company's accounting method; (j) no claim has ever been made by any Taxing authority in a jurisdiction in which the Company does not file Tax Returns that any such Person is or may be subject to Taxation by that jurisdiction, and no basis exists for any such claim to be made; (k) the Company is not and has never been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code, a "real estate investment trust" under Section 856 of the Code, or any other type of entity that is subject to tax treatment different from that normally applicable to corporations under Subchapter C of the Code; (l) the Company will not be required to include in income during a taxable period that ends after the Closing Date any income that economically accrued and was accounted for prior to the Closing Date by reason of the installment method of accounting, the completed method of accounting or otherwise; (m) the Company does not have and has never had any Subsidiary, and is not, and has never been, a member of a federal, state or local consolidated tax group; and (n) the Company believes its net operating loss carryforwards for federal and state income tax purposes are as set forth in the Company's federal and state income tax returns.

3.9     TITLE TO ASSETS.

        The Company has good and marketable title to, or a valid leasehold interest in, all properties, interests in properties and assets, real, personal, intangible or mixed, used in the conduct of the Business, free and clear of all Liens, other than Permitted Liens and Liens which do not have a Material Adverse Effect on the Company.

3.10    INTELLECTUAL PROPERTY.

        Unless otherwise disclosed on Schedule 3.10, to the best Knowledge of the Company the Company has sufficient title or ownership of, or rights by license or other agreement to all of the patents, patent applications, trademarks, service marks, trademark and service mark applications and registrations, trade names, copyright applications and registrations (the "Intellectual Property Rights") necessary for, or used in, the conduct of the Business as presently conducted and as presently proposed to be conducted, in each case the lack of which could be reasonably expected to have a Material Adverse Effect on the Company. To the Company's Knowledge, and except for rights and restrictions disclosed in the 33 and 34 Act Reports and the exhibits thereto, the Intellectual Property Rights are not subject to any Lien or any rights of others, however evidenced or created which would reasonably be expected to have a Material Adverse Effect on the Company. The Company has not received any written or oral communications alleging, nor is the Company otherwise aware, that the Company has violated, or by conducting the Business as presently conducted or as presently proposed to be conducted, would violate any of the patents, trademarks, trade names, service marks, copyrights, domain names or trade secrets or other proprietary rights of any other Person. To the best of the Company's Knowledge, no other Person is infringing or violating the Intellectual Property Rights of the Company. To the best of the Company's Knowledge, no employee of the Company is obligated under any contract (including, licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Business as presently conducted and as presently proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Business by the employees of the Company, nor the conduct of the Business as presently conducted and as proposed, will, to the best of the Company's Knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

3.11    LITIGATION AND OTHER PROCEEDINGS.

        There are no (a) Proceedings pending or, to the Knowledge of the Company, threatened against or involving the Company, whether at law or in equity, whether civil or criminal in nature or by or before any Governmental Authority, which if adversely determined could reasonably be expected individually or in the aggregate to have a Material Adverse Effect on the Company, nor to the Knowledge of the Company does there exist any reasonable basis therefor, or (b) Orders of any Governmental Authority with respect to or involving the Company.

3.12    MATERIAL AGREEMENTS.

                (a) Except for agreements filed with the 33 and 34 Act Reports and as set forth on Schedule 3.12, the Company is not a party to (i) any notes payable by the Company, bonds, mortgages or indentures or (ii) other written or oral contracts, agreements, instruments and other understandings that are material to the Business, financial condition or results of operations of the Company or that would have been required to be described in a prospectus pursuant to the Securities Act or filed as exhibits to any registration statement filed in connection therewith (collectively, the "Material Agreements").

                (b) Each Material Agreement constitutes a valid and binding obligation of the Company and, to the Knowledge of the Company, is enforceable against such other party in accordance with its terms. The Company has in all material respects performed all of the obligations required to be performed by it to date pursuant to the Material Agreements, and there exists no default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a default in the performance by the Company or, to the Knowledge of the Company, any other party to any of the Material Agreements, except where such default or event, individually or in the aggregate, has not had nor could it reasonably be expected to have a Material Adverse Effect on the Company.

3.13    INSURANCE.

        Schedule 3.13 sets forth a list, as of the date hereof, of all insurance policies (including self insurance policies and arrangements, if any) and sets forth, with respect to each such policy, a description of the insured loss coverage, the expiration date and time of coverage, the dollar limitations of coverage and a general description of each deductible feature. The Company carries insurance in such amounts and covering such risks as is adequate for the conduct of the Business and the value of its properties. The Company has not received any notice that (a) any of such policies has been or will be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or (b) the premium on any of such policies will be materially increased on the renewal thereof.

3.14    ERISA.

                (a) No Employee Plan is a Multiemployer Plan and no Employee Plan is subject to Title IV of ERISA. The Company and its Affiliates have not incurred, nor do they expect to incur, any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA.

                (b) None of the Employee Plans or other arrangements covers any non-United States employee or former employee of the Company.

                (c) No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan.

                (d) Except for the Company's 401(k) plan, no Employee Plan is an "employee pension benefit plan" as defined in Section 3(2) of ERISA.

                (e) To the Knowledge of the Company, each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, which are applicable to such Employee Plan and Benefit Arrangement.

                (f) All material contributions required to be made under the terms of each Employee Plan and Benefit Arrangement have been made or a reasonable amount has been reflected in the Financial Statements for the Company's most recent fiscal year. Except as disclosed in writing to the Purchasers prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

                (g) Except as set forth on Schedule 3.14(g), there is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of
Section 280G of the Code.

                (h) No tax under Section 4980B or 4980D of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

                (i) With respect to the employees and former employees of the Company, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

                (j) No employee, stockholder or consultant of the Company will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

3.15    ENVIRONMENTAL PROTECTION.

        To the Knowledge of the Company, the Company, the operation of Business, and any real property that the Company owns, leases or otherwise occupies or uses (the "Premises") are in compliance, during the period of the Company's ownership, operation or lease, in all material respects with all applicable Environmental Laws and Orders or directives of any Governmental Authorities having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous

Substances. The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any Person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and the Company is not aware of any basis therefor. The Company has obtained and is maintaining in full force and effect all necessary Permits and approvals required by all Environmental Laws applicable to the Premises and the Business operations conducted thereon (including operations conducted by tenants on the Premises), and is in compliance in all material respects with all such Permits, licenses and approvals. The Company has not caused or allowed a release, or a threat of release, of any Hazardous Substance unto, at or near the Premises, the potential Liability of which would be required to be disclosed by it in any SEC Report or described in a prospectus pursuant to the Securities Act, and, to the best of the Company's Knowledge, neither the Premises nor any property at or adjacent to the Premises has ever been subject to a release, or a threat of release, of any Hazardous Substance.

3.16    ACCOUNTING.

        The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets;
(c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.17    INVESTMENT COMPANY.

        The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

3.18    PRIVATE SALE.

        Assuming the accuracy of the representations of the Purchasers in Sections 4.2 and 4.3, the offering, sale, and issuance of the Series A Preferred Stock, the Warrants and, when and if issued, the Reserved Common Shares, as the case may be, will be, exempt from registration under the Securities Act and applicable state securities laws and the rules and regulations promulgated thereunder.

3.19    BROKERS.

        In connection with this transaction, none of the Company or any of its officers, directors, stockholders or employees (or any Affiliate of the foregoing) has employed any broker or finder or incurred any actual or potential Liability or obligation, whether direct or indirect, for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

3.20    STATE TAKEOVER STATUTES.

        Other than Section 23B.19.040 of the WBCA and Section 203 of the DGCL, no state takeover statute or similar statute or regulation applies or purports to apply to this Agreement or the transactions contemplated by this Agreement.

3.21    CERTIFICATES OF OFFICERS.

        Any certificate signed by any officer of the Company and delivered to any Purchaser or to counsel for the Purchasers shall be deemed a joint and several representation and warranty by the Company to each Purchaser as to the matters covered thereby.

3.22    LISTED SECURITIES.

        The Common Stock is quoted on the Nasdaq National Market System ("Nasdaq") under the ticker symbol SGEN. To the Company's Knowledge, there is no stop order suspending the trading of the Common Stock on Nasdaq or any information that would result in the Common Stock being delisted from Nasdaq.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

        Each Purchaser represents and warrants to the Company as to itself severally, and not jointly as to any other Purchaser, as follows:

4.1     AUTHORIZATION OF THE DOCUMENTS.

        Such Purchaser has all requisite power and authority to execute, deliver and perform the Documents to which it is a party and the transactions contemplated thereby, and the execution, delivery and performance by such Purchaser of the Documents to which it is a party have been duly authorized by all requisite action (corporate or otherwise) by such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and each such Document constitutes a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies together with general principles of equity and the discretion of the court before which any proceeding therefor may be brought and
(iii) to the extent any indemnification provisions may be limited by applicable federal or state securities laws.

4.2     INVESTMENT REPRESENTATIONS.

        Solely for establishing that the sale or issuance of the Series A Preferred Stock, the Warrants, and the Reserved Common Shares (if any), to such Purchaser, is exempt from the registration requirements of the Securities Act and comparable provisions of state "blue-sky" laws and not in any way to mitigate the responsibility or Liability of the

Company for any breach of the representations and warranties made by it in this Agreement, on which such Purchaser is relying in full in connection with its decision to invest in the Company:

                (a) Such Purchaser is acquiring the shares of Series A Preferred Stock and the Warrants to be purchased hereunder and, in the event that such Purchaser should acquire any Reserved Common Shares, will be acquiring such Reserved Common Shares, for its own account, for investment and not with a view to the distribution thereof in violation of the Securities Act or applicable state securities laws.

                (b) Such Purchaser understands that (i) the Series A Preferred Stock and the Warrants have not been, and the Reserved Common Shares will not be, registered under the Securities Act or applicable state securities laws by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and (ii) the Series A Preferred Stock, the Warrants, and if acquired, the Reserved Common Shares must be held by such Purchaser indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration.

                (c) Such Purchaser further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales of Securities acquired hereunder in limited amounts.

                (d) Such Purchaser has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

                (e) Such Purchaser is an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act). Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment. Such Purchaser's representations in this subsection shall in no way limit the enforceability of any representations made by the Company in any of the Documents to which it is a party.

                (f) Such Purchaser was not formed for the purpose of consummating the transactions contemplated hereby.

                (g) Such Purchaser is an "institutional investor" for purposes of compliance with "blue sky" laws in the State of New York.

                (h) The state in which any offer to purchase Series A Preferred Stock or the Warrants hereunder was made to or accepted by such Purchaser is the state shown as the Purchaser's address on Schedule I hereto.

4.3     NON-UNITED STATES PERSONS.

        If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Purchased Securities, or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Purchased Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Purchased Securities. Such Purchaser's subscription and payment for and continued beneficial ownership of the Purchased Securities, will not violate any applicable securities or other laws of the Purchaser's jurisdiction.

4.4     NON-PUBLIC INFORMATION

                (a) The JPMP Entities acknowledge that they are subject to the terms of the Non-Disclosure Agreement dated as of January 23, 2002, between the Company and J.P. Morgan Partners, LLC. BBI acknowledges that it is subject to the terms of the Non-Disclosure Agreement dated as of November 6, 2002, between the Company and Baker Bros. Advisors, LLC. Notwithstanding any provisions contained in such Non-Disclosure Agreements, each party thereto authorizes the other to disclose all information and materials regarding the structure and tax aspects of the transaction to the extent required by Internal Revenue Code Section 6011 and the Treasury Regulations thereunder in order to avoid the transaction described herein and therein being treated as a "Confidential Transaction" as defined by such Treasury Regulations.

                (b) Each Purchaser (other than the JPMP Entities and BBI) understands and agrees that any information provided to such Purchaser by the Company in connection with the offering contemplated by this Agreement, including, without limitation, the existence and nature of discussions regarding this offering, the Documents and any other presentations or non-public information given by the Company to such Purchaser (collectively, the "Confidential Information") is strictly confidential and is being submitted to such Purchaser solely for such Purchaser's confidential use in connection with its investment decision regarding the Purchased Securities. Such Purchaser agrees to use such Confidential Information for the sole purpose of evaluating a possible investment in the Purchased Securities and such Purchaser hereby acknowledges that it is prohibited from reproducing, distributing, divulging or discussing such Confidential Information, in whole or in part, except for use internally and by its legal counsel and except as required by law or legal process. Such Purchaser hereby acknowledges that it is aware that the United States securities laws prohibit any person who has material nonpublic information about a company from purchasing or selling securities of such company. Notwithstanding anything to the contrary contained in this Section 4.4(c), Confidential Information shall not include any information that (i) is in the possession of such Purchaser at the time of disclosure by the Company,
(ii) prior to or after the time of disclosure becomes part of the public knowledge or literature other than as a result of any improper action by such Purchaser, (iii) is approved by the Company, in writing, for release, or (iv) is included in any 33 and 34 Act Reports. Notwithstanding any other provisions contained herein, each such Purchaser and the Company authorizes the other to disclose all information and materials regarding the structure and tax aspects of the transaction to the extent required by Internal Revenue Code Section 6011 and the Treasury Regulations thereunder in order to avoid the transaction described herein being treated as a "Confidential Transaction" as defined by such Treasury Regulations.

                                    ARTICLE V
                              CONDITIONS TO CLOSING

5.1     CONDITIONS TO PURCHASERS' OBLIGATIONS.

        The obligation of each Purchaser to purchase and pay for the Securities to be purchased hereunder at the Closing is subject to the satisfaction of the following conditions precedent (unless waived by such Purchaser).

                (a) The Company shall have filed the Certificate of Designations with, and such filing shall have been accepted by, the Secretary of State of the State of Delaware and evidence of such filing and acceptance satisfactory to the Purchasers shall have been delivered to the Purchasers.

                (b) The Company shall have (i) duly issued and delivered to each Purchaser (A) a stock certificate for the number of shares of Series A Preferred Stock purchased by such Purchaser and (B) a warrant agreement evidencing the right to acquire that number of Warrant Shares purchased by such Purchaser and (ii) reserved the Reserved Common Stock for issuance upon conversion of the Series A Preferred Stock and exercise of the Warrants.

                (c) The Company shall have duly executed and delivered to each Purchaser the Investor Rights Agreement.

                (d) The Company shall have duly executed and delivered to the JPMP Entities the Regulatory Sideletter.

                (e) The Company and the other requisite parties thereto shall have amended the Amended and Restated Investor Rights Agreement dated as of December 22, 1999 to provide for pro rata cutbacks among the stockholders party to such agreement and the Purchasers in connection with a registration of securities by the Company in accordance with Section 4.2(ii) of the Investor Rights Agreement.

                (f) The Company shall have amended the By-laws to permit written consents in lieu of meetings by the holders of Series A Preferred Stock.

                (g) No event or occurrence which could reasonably be expected to have a Material Adverse Effect shall have occurred with respect to the Company since the date hereof.

                (h) The Company shall have performed its obligations under, and shall have complied with, all the covenants and agreements set forth in this Agreement and all representations and warranties contained in Article III shall be true and correct in all material respects (except those representations and warranties that are qualified as to materiality, which shall be true and correct in all respects) as of the date hereof (except for those representations and warranties which are made as of a specific date, which shall have been true and correct as of such date), and each Purchaser shall have received a certificate to that effect signed by an officer of the Company.

                (i) The Purchasers shall have received from the Company a certificate signed by an officer of the Company either (i) confirming that no additional items would be required to be disclosed in the Company Update Letter pursuant to Section 8.10 if the Company was required to deliver such letter to the Purchasers on the Closing Date or (ii) if additional items would be required to be so disclosed, setting forth such items in accordance with Section 8.10.

                (j) Each Purchaser shall have received a legal opinion from Venture Law Group, counsel to the Company, in substantially the form attached hereto as Exhibit E.

                (k) Each Purchaser shall have received a certificate from the Secretary or an Assistant Secretary of the Company, dated as of the Closing Date, certifying (i) that true and complete copies of the Fundamental Documents of the Company as in effect on the Closing Date are attached thereto, (ii) as to the incumbency and genuineness of the signatures of each Person executing this Agreement and the other Documents on behalf of the Company and (iii) the genuineness of the resolutions (attached thereto) of the board of directors (or similar governing body of the Company) and the stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the other Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby and that all such resolutions are still in full force and effect.

                (l) No Applicable Law shall have been enacted after the date hereof and no Proceeding shall be pending which prohibits or seeks to prohibit, or materially restricts or delays the consummation of the transactions contemplated by the Documents or materially restricts or impairs the ability of the Purchasers to own Securities of the Company.

                (m) There shall be no Proceeding pending or threatened by the National Association of Securities Dealers, Inc. (the "NASD") to terminate the NASD's quotation of the Common Stock on the Nasdaq.

                (n) The Company shall have made and/or obtained all notices, consents, approvals, and authorizations necessary to consummate the transactions contemplated hereby, including, without limitation the Stockholder Approval.

                (o) The Company shall have in effect director and officer liability insurance with coverage of at least $10,000,000 from a nationally recognized insurance company rated "A" or above, and otherwise in form and substance satisfactory to the Purchasers and shall have agreed to indemnify all directors to the fullest extent permissible under Applicable Law.

                (p) The Purchasers shall have received (i) a certificate of the Secretary of State of the State of Delaware, dated as of a recent date as to the due incorporation or organization of the Company and its good standing in such jurisdiction and (ii) a facsimile, telegram, telex or other acceptable method of confirmation from said Secretary as of the close of business on the next Business Day preceding the Closing Date as to the continued good standing of the Company.

                (q) The Purchasers shall have been provided with a certificate from an officer of the Company certifying that the conditions precedent to the Purchasers' obligations set forth in this Section 5.1 shall have been satisfied.

                (r) To the extent that any Purchaser did not execute this Agreement on the date hereof, such Purchaser shall be reasonably acceptable to each of the JPMP Entities and BBI.

5.2     CONDITIONS TO THE COMPANY'S OBLIGATIONS.

        The obligation of the Company to issue the shares of Series A Preferred Stock and Warrants to each Purchaser at the Closing is subject to the satisfaction of the following condition precedent (unless waived by the Company):

                (a) A number of shares of Series A Preferred Stock having an aggregate purchase price hereunder equal to at least $25,000,000 shall have been purchased by the Purchasers (or such lower amount as is permitted under the Option Agreement in the event of an exercise of the option granted thereunder).

                (b) Such Purchaser shall have delivered to the Company by wire transfer, of immediately available funds to an account or accounts designated by the Company, an aggregate amount equal to the purchase price for the shares of Series A Preferred Stock and Warrants being purchased by such Purchaser.

                (c) Such Purchaser shall have performed its obligations under, and shall have complied with, all the covenants and agreements set forth in this Agreement and all representations and warranties contained in Article IV shall be true and correct in all material respects (except those representations and warranties that are qualified as to materiality, which shall be true and correct in all respects) as of the date hereof and at and as of the Closing Date with the same effect as if such representations and warranties had been made at and as of the Closing Date.

                (d) Such Purchaser shall have duly executed and delivered to the Company each of the Documents to which such Purchaser is a party.

                (e)     All authorizations, approvals or permits described on
Schedule 3.2(c) above shall have been obtained and shall be effective as of the Closing Date.

                (f)     The Company shall have obtained Stockholder Approval.

                                   ARTICLE VI
                                 INDEMNIFICATION

6.1     SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS, ETC.

        All statements contained in this Agreement or any other Document or any closing certificate delivered by the Company or the Purchasers, pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (each, a "Closing Certificate"), shall constitute representations and warranties by the Company, or the Purchasers, as applicable, under this Agreement. Notwithstanding any investigation made at any time by or on behalf of any party hereto, all representations and warranties contained in this Agreement or made in writing by or on behalf of the Company, or any Purchaser, in connection with the transactions contemplated by this Agreement shall survive the Closing until the first anniversary of the Closing Date; provided, however, that the representations and warranties contained in Sections 3.1, 3.2(a), 3.2(b) and 3.2(d)(i), 3.18 and 3.19 shall survive the Closing indefinitely and the representations and warranties contained in Section 3.8 shall survive the Closing and continue in full force and effect until the sixtieth day after the expiration of the statute of limitations applicable to the matters covered.

6.2     INDEMNIFICATION.

                (a) In addition to all other rights and remedies available to the Purchasers, the Company shall indemnify, defend and hold harmless each Purchaser and its Affiliates and their respective partners, officers, directors, employees, agents and representatives (collectively, the "Purchaser Representatives"; and together with such Purchaser, the "Purchaser Indemnified Persons") against all Losses, and none of the Purchaser Indemnified Persons shall be liable to the Company or any other stockholder of the Company for or with respect to any and all Losses, together with all costs and expenses (including reasonable legal and accounting fees and expenses) related thereto or incurred in enforcing this Article VI, (i) arising from the untruth, inaccuracy or breach of any of the representations or warranties of the Company contained in any Document or Closing Certificate or any facts or circumstances constituting any such untruth, inaccuracy or breach, (ii) arising from any material breach of any covenant or agreement of the Company contained in any Document or Closing Certificate or any facts or circumstances constituting such breach, or (iii) arising from any Claim, except for any Claim made by the Company against such Purchaser pursuant to Section 6.2(b) (whenever made), resulting from or caused by any transaction, status, event, condition, occurrence or situation relating to, arising out of or in connection with the execution, delivery and performance of this Agreement and the other Documents and the related documents and agreements contemplated hereby and thereby. Notwithstanding the foregoing, and subject to the following part of this sentence, upon judicial determination, which is final and no longer appealable, that the act or omission giving rise to the indemnification pursuant to Section 6.2(a)(iii) resulted primarily out of or was based primarily upon the indemnified party's gross negligence, fraud or willful misconduct, (unless such action was based upon the indemnified party's reliance in good faith upon any of the representations, warranties, covenants or promises made by the Company herein, or in the Documents), the Company shall not be responsible for any Losses sought to be indemnified in connection therewith, and the Company shall be entitled to recover from the indemnified party all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses of the Company reasonably incurred in effecting such recovery, if any.

                (b) In addition to all other rights and remedies available to the Company, each Purchaser severally as to itself only and not as to any other Purchaser, shall indemnify, defend and hold harmless the Company and its officers, directors, employees, agents and representatives (collectively, the "Company Indemnified Persons") against all Losses, together with all reasonable out-of-pocket costs and expenses (including legal and accounting fees and expenses) related thereto or incurred in enforcing this Article VI, (i) arising from the untruth, inaccuracy or breach of any of the representations or warranties of such Purchaser contained in any Document or Closing Certificate or any facts or circumstances constituting such untruth, inaccuracy or breach or
(ii) arising from any material breach of any covenant or agreement of such Purchaser contained in any Document or Closing Certificate or any facts or circumstances constituting such breach.

                (c) All indemnification rights hereunder shall survive the execution and delivery of the Documents (subject to the limitations contained in Section 6.1) and the consummation of the transactions contemplated herein and therein indefinitely, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Purchaser and/or any of the other Indemnified Parties or the acceptance by the Purchaser of any certificate or opinion.

                (d) By executing this Agreement, the Company agrees that no Purchaser Indemnified Person shall have any Liability to the Company pursuant to this Agreement, the other Documents or the transactions contemplated hereby or thereby (the "Covered Conduct") except (i) as provided in Section 6.2(b), and
(ii) to the extent that a court of competent jurisdiction shall have determined by final judgment, no longer subject to appeal, that the losses resulting from such Covered Conduct primarily resulted from or were based primarily upon such Purchaser Indemnified Person's willful misconduct or gross negligence.

                (e) Each party agrees that it will not make under any circumstances, and it will cause it Affiliates not to make under any circumstances, any claim against any Indemnified Person, with respect to a Claim or Loss with respect to which such party is entitled to indemnification hereunder, for any special, indirect or consequential damages in respect of any breach or wrongful conduct (whether the claim therefore is based on contract, tort or duty imposed by law) in connection with, arising out of or in any way related to, the transactions contemplated by and the relationship established by this Agreement, the other Documents or the transactions contemplated hereby or thereby, or any act, omission or event occurring in connection therewith, including, without limitation, the provisions of this Article VI, and waives, releases and agrees not to sue upon, and it agrees to cause its Affiliates not to sue upon any such Claim, for any such damages, whether or not accrued and whether or not known or suspected to exist in any such party's favor.

                                   ARTICLE VII
                             TRANSFER OF SECURITIES

7.1     RESTRICTION ON TRANSFER.

        The Series A Preferred Stock, the Warrants, and, when and if issued, the Reserved Common Shares, shall not be transferable except upon the conditions specified in this Article VII, which conditions are intended to insure compliance with the provisions of the Securities Act in respect of the transfer thereof.

7.2     RESTRICTIVE LEGENDS.

        Each certificate evidencing the Series A Preferred Stock, the Warrants, and, when and if issued, the Reserved Common Shares, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Section 7.3 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE BLUE SKY LAWS. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF MAY 12, 2003 AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF."

7.3     NOTICE OF TRANSFER.

                (a) The holder of any Applicable Securities, by acceptance thereof agrees, prior to any transfer of any such Applicable Securities, to give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with the provisions of this Section 7.3. Each such notice shall describe the manner and circumstances of the proposed transfer and shall be accompanied by the written opinion, addressed to the Company, of counsel for the holder of such Applicable Securities (unless waived by the Company), as to whether in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company) such proposed transfer involves a transaction requiring registration of such Applicable Securities under the Securities Act; provided, however, that (i) in the case of a holder of

Applicable Securities which is a partnership or a limited liability company, no such opinion of counsel shall be necessary for a transfer by such holder of Applicable Securities to a partner or member or a retired partner or retired member of such holder who retires after the date hereof, or the estate of any such partner, member, retired partner or retired member and (ii) in the case of a holder of Applicable Securities which is a corporation, no such opinion of counsel shall be necessary for a transfer by such holder of Applicable Securities to an Affiliate, officer or director of such corporation, if in the case of clause (i) and (ii) the transferee agrees in writing to be subject to the terms of this Article VII to the same extent as if such transferee were originally a signatory to this Agreement.

                (b) If in the opinion of such counsel (if such opinion is required hereunder) the proposed transfer of Applicable Securities may be effected without registration under the Securities Act, the holder of Applicable Securities shall thereupon be entitled to transfer such Applicable Securities in accordance with the terms of the notice delivered by it to the Company.

                (c) Each certificate or other instrument evidencing the securities issued upon the transfer of any Applicable Securities (and each certificate or other instrument evidencing any untransferred balance of such Securities) shall bear the legend set forth in Section 7.2 hereof unless (i) in the opinion of such counsel registration of future transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legends; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such transfer in the event such transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor rule thereto), unless the Company determines in good faith that such legend is required under Applicable Law as a result of the transferee's ownership of such securities.

7.4     TRANSFER PURSUANT TO RULE 144.

        The Company agrees to make publicly available the current information with respect to the Company that is required by Rule 144(c) under the Securities Act and otherwise to take any other action or to execute any certificates necessary to permit a transfer by any holder of Applicable Securities to qualify for the exemption set forth in Rule 144. Without limiting the foregoing, if such information is not publicly available, then, upon a holder's request, the Company will provide such information to such holder or any prospective purchaser designated by such holder.

                                  ARTICLE VIII
                      ADDITIONAL AGREEMENTS OF THE COMPANY

8.1     CONDUCT PENDING CLOSING.

                (a) From the date hereof through the Closing Date, the Company shall, and shall cause each Subsidiary to:

                        (i) carry on the Business in the ordinary course consistent with past practice and use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and preserve its relationships with customers, suppliers, licensors, licensees and others having significant business dealings with it;

                        (ii) maintain the assets of the Company in customary repair, order and condition, maintain insurance comparable to that in effect on the date hereof, replace in accordance with past practice inoperable or worn out assets with new assets of comparable quality and, in the event of casualty, loss or damage to any of such assets or properties prior to the Closing Date for which the Company is insured or the condemnation of any assets or properties, either repair or replace such assets or property, or, with the consent of the Purchasers, retain such insurance or condemnation proceeds; and

                        (iii) deliver notice to the Purchasers of any capital expenditure or expenditures with respect to property, plant or equipment that are approved by the Board and which materially increase the amounts budgeted therefor.

                (b) Without limiting the generality of Section 8.1(a) above, from the date hereof through the Closing Date, the Company shall not and shall cause each Subsidiary not to (except as expressly permitted by this Agreement or with the consent of the Requisite Purchasers, which consent will not be unreasonably withheld):

                        (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (other than cash dividends and distributions by a wholly-owned Subsidiary to the Company or to a Subsidiary all of the capital stock of which is owned directly or indirectly by the Company), (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares or any capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities other than for repurchases of shares pursuant to agreements providing for the option to repurchase shares at cost upon termination of employment;

                        (ii) issue, deliver, sell, pledge or otherwise encumber any Securities except Securities issued pursuant to the Equity Incentive Plans;

                        (iii)   amend its Fundamental Documents;

                        (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets or stock of, or by any other manner, any business or any Person or (B) any assets except for the purchase of equipment or other assets in the ordinary course of business, consistent with past practice;

                        (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except (i) immaterial assets, (ii) Permitted Liens and (iii) in the ordinary course of business consistent with past practice;

                        (vi) except in the ordinary course of business consistent with past practice (i) incur any debt or guarantee any such debt of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person into any arrangement having the economic effect of any of the foregoing or (ii) make any loans, advances (other than advances to Subsidiaries or among Subsidiaries) or capital contributions to, or investments in, any other Person;

                        (vii) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the 2002 Financial Statements or incurred thereafter in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify any confidentiality, standstill, non-solicitation or similar agreement to which the Company or any Subsidiary is a party;

                        (viii) modify or amend in any material respect or terminate any Material Agreement to which the Company or any Subsidiary is a party, or waive, release or assign any material rights or claims, other than as set forth on Schedule 8.1(b)(viii);

                        (ix) delay or postpone the payment of accounts payable and other obligations and Liabilities or accelerate the collection of accounts receivable, other than in the ordinary course of business;

                        (x) take any action or omit to take any action which would or reasonably could be expected to cause any of the representations and warranties contained in Article III to be untrue or inaccurate in a manner that could reasonably be expected to constitute a Material Adverse Change to the Company or its Business as of the Closing Date as if made as of the Closing Date;

                        (xi) take any action or omit to take any action which would or reasonably could be expected to cause any of the conditions set forth in Section 5.1 to not be satisfied; or

                        (xii) authorize any of, or commit or agree to take any of, the foregoing actions.

                (c) The Company shall use its best efforts to ensure that all conditions to the Closing set forth in Section 5.1 are satisfied on or prior to the Closing Date, including executing and delivering all documents required to be delivered by the Company at the Closing and taking any and all actions which may be necessary on its part to cause each other party to the Documents to so execute and deliver each Document.

8.2     ACCESS TO INFORMATION.

        From the date hereof and continuing through the Closing Date, the Company shall afford to the Purchasers (and their respective representatives and advisors) reasonable access, upon reasonable notice during normal business hours, to its officers and employees to discuss matters pertaining to the Company and its Business and during such period shall furnish promptly to the Purchasers (and their respective representatives and advisors) (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all information concerning the Business, properties and personnel as the Purchasers may reasonably request.

8.3     NO SOLICITATION.

        Prior to Closing, the Company shall not and shall cause each Subsidiary and its Subsidiaries' officers and directors not to, and each of the foregoing shall not permit their respective agents, representatives, advisors or subsidiaries to (whether directly or indirectly) (i) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers ("Acquisition Proposals") from any Third Party relating to (A) any acquisition or purchase of assets of the Company and its Subsidiaries other than in the ordinary course of business consistent with past practice, (B) the purchase of any equity security of the Company or any of its Subsidiaries (including a self tender offer) or any security that is convertible, exchangeable or exercisable for any equity security, other than Securities issued in connection with corporate partnering activities entered into by the Company in the ordinary course of its Business (provided that such Securities shall not have an aggregate value in excess of $5 million) or pursuant to the Equity Incentive Plans, (C) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, or (D) any other transaction the consummation of which would, or could reasonably be expected to impede, interfere with, prevent or materially delay the transactions contemplated by this Agreement (each of the foregoing items set forth in (A) through (D), an "Alternative Transaction"), or agree to or endorse any Alternative Transaction, or (ii) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any Third Party any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any Third Party (other than the Purchasers) to do or seek any of the foregoing. Subject to the provisions of the previous sentence, the Company shall immediately cease and cause its Subsidiaries and its and their advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any Third Party conducted heretofore with respect to any of the foregoing, except to advise such Third Party of the existence of the provisions of this Section, and shall use its reasonable best efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such Third Party or in the possession of any agent or advisor of any such Third Party; provided, however, that the foregoing shall not prohibit the Company (either directly or indirectly through advisors, agents or other intermediaries) from (i) furnishing information pursuant to an appropriate confidentiality letter (which letter shall not be less favorable to the Company in any material respect than the Confidentiality Agreement, and a copy of which shall be provided for informational purposes only to the Purchasers) concerning the Company and its businesses, properties or assets to a Third Party who has made a bona fide Acquisition Proposal, (ii) engaging in discussions or negotiations with such a Third Party who has made a bona fide Acquisition Proposal, (iii) following receipt of a bona fide Acquisition Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its stockholders and/or (iv) taking any non-appealable, final action ordered to be taken by the Company by any court of competent jurisdiction but in each case referred to in the foregoing clauses (i) through (iv) only to the extent that the Board of the Company shall have concluded in good faith after consultation with outside counsel that such action is required to prevent the Board of the Company from breaching its fiduciary duties to the stockholders of the Company under applicable law (it being understood that the Board of the Company may rely on the written advice of its outside counsel in good faith and the Purchasers agree not to take a contrary position to any such written advice); provided, further, that (A) the Board shall not take any of the foregoing actions until after it provides at least three (3) Business Days prior notice to the Purchasers of its intent to take such action; and (B) if the Board receives an Acquisition Proposal, then the Company shall promptly inform the Purchasers of the terms and conditions of such Acquisition Proposal and the identity of the Person making it.

8.4     CERTAIN TAX MATTERS.

        From the date hereof until the Closing Date, (a) the Company and each Subsidiary will file all material tax returns and reports ("Post-Signing Returns") required to be filed; (b) the Company and each Subsidiary will timely pay all taxes shown as due and payable on the Company's Post-Signing Returns that are so filed; (c) the Company and each Subsidiary will make provision for all taxes payable by the Company for which no Post-Signing Return is due prior to the Closing Date; and (d) the Company will promptly notify the Purchasers of any action, suit, proceeding, claim or audit pending against or with respect to the Company and each Subsidiary in respect of any tax.

8.5     OTHER ACTIONS.

        Effective immediately after Closing, the Company shall increase the size of its board of directors to nine persons and cause one person designated by the JPMP Entities and one person designated by BBI to be added to the Company's board of directors, who shall initially be Srinivas Akkaraju and Felix Baker, respectively.

8.6     ADVICE OF CHANGES; FILINGS.

        Prior to Closing, the Company shall confer with the Purchasers on a regular and frequent basis as reasonably requested by the Purchasers, report on operational matters and promptly advise the Purchasers orally and, if requested by the Purchasers, in writing of any material change with respect to the Company or any Subsidiary. The Company shall promptly provide to the Purchasers (or its counsel) copies of all filings made by the Company or any Subsidiary with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

8.7     FINANCIAL INFORMATION.

        Prior to Closing, the Company shall furnish to the Purchasers (a) all documents filed with or submitted to the Commission by the Company promptly after such filing or submission; and (b) as soon as available but in any event within 45 days of each fiscal quarter, the unaudited consolidated and consolidating balance sheets and income statements of the Company, showing its financial condition as of the close of such quarter and the results of operations during such quarter and for then elapsed portion of the Company's fiscal year, in each case, setting forth, to the extent available, the comparative figures for the corresponding month in the prior fiscal year, the corresponding elapsed portion of the prior fiscal year and the budget amount for such month (all to be prepared in accordance with GAAP consistently applied). The parties hereto agree that delivery to each Purchaser of a copy of its Form 10-Q for the applicable quarter shall satisfy the requirements of this clause
(b) above.

8.8     STOCKHOLDERS MEETING.

        The Company shall use commercially reasonable efforts to hold a special meeting of its stockholders within 60 days after the date hereof for the purpose of voting on the transactions contemplated by this Agreement (the "Stockholders Meeting"). Such efforts will include, without limitation, the preparation, delivery and dissemination of a proxy statement or information statement relating to the transactions contemplated by this Agreement (the "Proxy Statement"), prepared in accordance with the Exchange Act, to the stockholders of the Company soliciting their vote in favor of the transactions contemplated hereby (the "Stockholder Approval") and containing advice that the Board recommends that the stockholders approve the transactions contemplated by this Agreement. The Company shall deliver copies of the Proxy Statement to each Purchaser and such Purchaser's counsel at least two (2) Business Days prior to the dissemination of the Proxy Statement to the stockholders of the Company.

8.9     REASONABLE EFFORTS; NOTIFICATION.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board shall (x) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of other transactions contemplated by this Agreement and (y) if any state takeover statute or similar statute or regulation becomes applicable to any transaction contemplated by this Agreement, take all action reasonably necessary to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement and the transactions contemplated by this Agreement. Nothing in this Agreement shall be deemed to require the Company or the Purchasers to dispose of or hold separate any asset or collection of assets.

                (b) The Company shall give prompt notice to the Purchasers of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it or any Subsidiary to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it or any Subsidiary under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreement of the parties or the conditions to the obligations of the parties under this Agreement.

                (c) Each Purchaser shall give prompt notice to the Company of (i) any representation or warranty made by such Purchaser contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

8.10    CERTAIN NOTIFICATIONS.

        At least five (5) Business Days, but not more than twenty (20) Business Days, prior to the Closing (or five (5) Business Days after request by the JPMP Entities or BBI in the event either such Purchaser elects to exercise the option pursuant to the Option Agreement), the Company shall notify the Purchasers in writing of the occurrence, or failure to occur, of any event, which occurrence or failure to occur could be reasonably likely to cause any representation or warranty by the Company contained in this Agreement to be untrue or inaccurate in any material respect as if such representation and warranty were made at such time (except for those representations and warranties that are qualified as to materiality, which shall be true and correct in all respects and those representations and warranties which are made as of a specific date, which shall have been true and correct as of such date). The Company shall, in good faith, prepare such notice (each, a "Company Update Letter"), which shall describe in reasonable detail (i) any event or circumstance which has occurred or arisen, or is reasonably likely to occur or arise, after the date hereof and has caused or is reasonably likely to cause the inaccuracy or a breach of any representation or warranty made by the Company in this Agreement on the date hereof (each, a "Breached Representation"), (ii) the Breached Representation which will, or is reasonably likely to, be made inaccurate or be breached and (iii) a good faith estimate of the amount and composition of the Losses reasonably likely to arise out of, result from, or relate to such Breached Representation. The receipt or acceptance by the Purchasers of a Company Update Letter shall not constitute a waiver of any inaccuracy or breach of any representation or warranty made or to be made by the Company or prevent the Purchasers from exercising their rights to terminate this Agreement pursuant to Section 9.1(a)(iv)(A) or (v) at any time prior to the Closing. Further, the receipt or acceptance by the Purchasers of a Company Update Letter and the subsequent occurrence of a Closing shall not constitute a waiver of any Losses which arise out of, result from, or relate to any fact, circumstance or matter in existence, or event which had occurred, on or prior to the date hereof and which would have been required to be set forth or described in response to a representation or warranty made by the Company hereunder or which is necessary to correct or make the representations and warranties contained herein correct and complete as of the date hereof. Notwithstanding anything to the contrary contained in this Section 8.10, in the event that at any time after the date hereof the Board's good faith estimate of the amount and composition of the Losses reasonably likely to arise out of, result from, or relate to Breached Representations equals or exceeds $3,500,000, the Company shall promptly prepare and deliver a Company Update Letter to the Purchasers.

8.11    PUBLIC ANNOUNCEMENTS.

        From the date hereof until the Closing Date, the Purchasers, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party (which consent shall not be unreasonably withheld), except to the extent expressly required by Applicable Law.

8.12    NASD.

        Prior to the Closing, the Company will not engage in any discussions or otherwise communicate in writing or orally with the NASD or any of its agents or representatives with respect to the transactions contemplated by the Documents without the prior written consent of the Requisite Purchasers. The Purchasers agree to cooperate and assist the Company in connection with the foregoing.

                                   ARTICLE IX
                                   TERMINATION

9.1     TERMINATION.

                (a) Except as otherwise provided in Section 9.1(b), this Agreement may be terminated at any time prior to the Closing Date as follows:

                        (i) By mutual written consent of the Requisite Purchasers and the Company.

                        (ii) By the Requisite Purchasers (A) if the preliminary Proxy Statement shall not have been filed with the Commission on or before the 30th day after the date hereof and the Stockholders Meeting shall not have been held by the 90th day immediately following the date hereof or (B) if the preliminary Proxy Statement shall have been filed with the Commission on or before the 30th day after the date hereof and the Stockholders Meeting shall not have been held by the 120th day immediately following the date hereof.

                        (iii) By either the Requisite Purchasers or the Company if any Governmental Authority shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the issuance of the Series A Preferred Stock and such Order or other action shall have become final and nonappealable.

                        (iv) By the Requisite Purchasers, if (A) any of the representations and warranties of the Company contained in this Agreement shall fail to be true and correct in any material respect as of the date hereof or (B) the Company shall have breached or failed to comply in any material respect with any of its obligations under this Agreement, and such failure to be true and correct, breach or failure shall continue unremedied, if able to be remedied, for 15 days after the Company has received written notice from the Requisite Purchasers of the occurrence of such failure to be true and correct, breach or failure; provided, however, that in remedying any such failure to be true and correct, breach or failure the Company shall not have spent any money, incurred any liabilities or undertaken any obligations that individually or together with the breach or failure so remedied, would itself constitute a material breach of or failure to perform any representation, warranty or covenant of this Agreement.

                        (v) By the Requisite Investors if the aggregate Losses attributable to any Breached Representations could reasonably be expected to exceed $3,500,000.

                        (vi) By the Requisite Purchasers if there shall have occurred any event or occurrence which could reasonably be expected to have a Material Adverse Effect on the Company since the date of this Agreement.

                        (vii) By the Company if prior to the Closing Date, (A) the Company shall have received an Acquisition Proposal, (B) in connection with such Acquisition Proposal, the Board shall have concluded in good faith after consultation with outside counsel that it is required to terminate this Agreement to prevent the Board from breaching its fiduciary duties to its stockholders under Applicable Law,
        (C) the Company has complied and is in compliance with Section 8.3, and
        (D) prior to being entitled to terminate this ----------- Agreement under this Section 9.1(a), the Company shall have provided to the Purchasers at least five (5) -------------- Business Days prior written notice (which notice shall set forth the terms and conditions of such Acquisition Proposal and identify the applicable Third Party), the Company shall have provided the Purchasers during such five (5) Business Day period with the opportunity to make a counter-offer prior to any commitment by the Company with respect to such Acquisition Proposal.

                (b) In the event that on or before the date that is 120 days after the date of this Agreement (the "Outside Date") (i) the Company has not held the Stockholders Meeting, (ii) the Stockholders Meeting has been held but the Company does not obtain the Stockholder Approval or (iii) the Company elects to terminate this Agreement pursuant to Section 9.1(a)(vii) above, then, as of the Business Day immediately following the Outside Date or such earlier date on which the Stockholders Meeting was held under clause (ii) or the Company elected to terminate this Agreement under clause (iii), this Agreement shall terminate as to all of the Purchasers, other than the JPMP Entities and BBI, and such other Purchasers shall not have any further right under this Agreement or otherwise to purchase shares of Series A Preferred Stock or Warrants. This Agreement shall remain in full force and effect thereafter solely for the purpose of giving effect to the options granted to the JPMP Entities and BBI pursuant to the Option Agreement. A closing under the Option Agreement shall be deemed the Closing hereunder for all purposes of this Agreement. Notwithstanding anything to the contrary contained herein, the Company may terminate this Agreement at any time after the Expiration Date (as such term is defined in the Option Agreement).

9.2     EFFECT OF TERMINATION.

        In the event of a termination of this Agreement by either the Company or the Requisite Purchasers as provided in Section 9.1(a), this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Purchasers or the Company or their respective officers, directors or Affiliates (other than as expressly set forth in Section 9.1(b)), provided that
Section 9.1, this Section 9.2 and Article X shall survive any such termination; provided further, that nothing herein shall relieve any party for liability for any breach hereof.

                                    ARTICLE X
                                  MISCELLANEOUS

10.1    FEES.

                (a) At the Closing, the Company will pay, and save the Purchasers harmless against all Liability for the payment of, (i) all costs and other expenses incurred from time to time by the Company in connection with the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with (including the reasonable costs and expenses of counsel incurred in connection with the review and preparation of the Documents), (ii) the actual and reasonable out-of-pocket costs and expenses incurred by the Purchasers in connection with the transactions contemplated by this Agreement and by the Documents, including, without limitation, all fees, expenses and charges of O'Melveny & Myers LLP (counsel to the Purchasers), accountants and other advisors to the Purchasers,
(iii) the reasonable costs and expenses (including fees, expenses and charges of counsel) incurred by the Purchasers in connection with any amendment or waiver of, or enforcement of, any Document relating to the transactions contemplated hereby and (iv) the reasonable costs and expenses incurred by each Purchaser in connection with any filing with any Governmental Authority with respect to its investment in the Company or in any other filing with any Governmental Authority with respect to the Company that mentions such Purchaser; provided, however, that the Company's obligation under clauses (ii),(iii) and (iv) of this Section
10.1 shall not exceed, in the aggregate, $150,000 (the "Fee Cap") without the prior written consent of the Company; provided further, however, that if the Closing does not occur by reason of (x) the Company's failure to hold the Stockholders Meeting as described in Section 9.1(a)(ii), or (y) the Company's acceptance of an Acquisition Proposal, then in each case, the Company shall be obligated to pay the amounts provided under clause (ii) of this Section 10.1(a), subject to the Fee Cap.

                (b) The Company further agrees that it will pay, and will save the Purchasers harmless from, any and all Liability with respect to any stamp or similar taxes imposed by the government of the United States or any state or political subdivision thereof which may be determined to be payable in connection with the execution and delivery and performance of the Documents or any modification, amendment or alteration of the terms or provisions of the Documents, and that it will similarly pay and hold the Purchasers harmless from all issue taxes imposed by the government of the United States or any state or political subdivision thereof in respect of the issuance of the Series A Preferred Stock, the Warrants, and, when and if issued, the Reserved Common Shares.

                (c) If, after execution of this Agreement, the JPMP Entities or BBI (the "Breaching Purchaser") commits a breach of the Purchase Agreement by failing to close the transactions contemplated hereby for any reason other than
(i) the Company's failure to satisfy any of the conditions set forth in Section
5.1 or (ii) the failure of the Company's conditions in Section 5.2 to have been satisfied, then the Breaching Purchaser shall reimburse the Company for the actual, out-of-pocket costs and expenses incurred by the Company prior to the date of such breach in connection with the transactions contemplated by this Agreement and by the Documents (including, without limitation, reasonable fees and expenses of counsel, accountants, and printers, in connection with the preparation of this Agreement, the Documents and the consummation of the transactions contemplated hereby and thereby); provided, however, that the reimbursement obligations of the Breaching Purchaser under this Section 10.1(c) shall not exceed in the aggregate $150,000; provided, further, however, that if the Closing occurs and either the JPMP Entities or BBI purchases at least that number of shares of Series A Preferred Stock set forth on Schedule I opposite the name of such Person(s), then the Company shall not be entitled to reimbursement pursuant to this Section 10.1(c) and the Breaching Purchaser will have no obligation to the Company for the reimbursement of costs and expenses under this Section 10.1(c), provided that the Company will be entitled to exercise its rights under Section 6.2. The JPMP Entities or BBI, as applicable, shall pay amounts payable under this Section 10.1(c), if any, within five (5) Business Days after receipt of reasonably detailed invoices for such fees.

                (d) The Company shall pay amounts payable under Section 10.1(a)(ii), (iii) and (iv) within five (5) Business Days after receipt of reasonably detailed invoices for such fees.

10.2    FURTHER ASSURANCES.

        The Company and the Purchasers shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be reasonably necessary or proper to carry out the provisions and purposes of the Agreement, the other Documents, and to comply with Applicable Law, including, but not limited to, all information necessary to effect any securities, governmental, bank regulatory or other governmental filings.

10.3    REMEDIES.

        In case any one or more of the representations, warranties, covenants and/or agreements set forth in this Agreement shall have been breached by a party hereto, any other party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

10.4    SUCCESSORS AND ASSIGNS.

        This Agreement shall bind and inure to the benefit of the Company and the Purchasers and their respective successors, assigns, heirs and personal representatives. Upon any transfer of any Applicable Securities, the transferee shall be bound by, and entitled to the benefits of, this Agreement with respect to such transferred Securities in the same manner as the transferring Purchaser.

10.5    ENTIRE AGREEMENT.

        This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto, including, without limitation, the Summary of Principal Terms dated as of April 9, 2003 among the Company, J.P. Morgan Partners, LLC and Baker Bros. Advisors LLC.

10.6    NOTICES.

        All notices and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered, (b) sent by telecopier, (c) sent by nationally-recognized overnight courier guaranteeing next Business Day delivery or (d) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

                if to the Company, to:

                Seattle Genetics, Inc.
                21823 30th Drive S.E.
                Bothell, WA  98021
                Telephone:  (425) 527-4114
                Telecopier:  (425) 527-4109
                Attention:  Chief Executive Officer

                with a copy to:

                Seattle Genetics, Inc.
                21823 30th Drive S.E.
                Bothell, WA  98021
                Telephone:  (425) 527-4126
                Telecopier:  (425) 527-4109
                Attention:  General Counsel

                With an additional copy to:

                Venture Law Group
                4750 Carillon Point
                Kirkland, WA 98033
                Telephone: (425) 739-8700
                Telecopier: (425) 739-8750
                Attention: Sonya F. Erickson

                if to any Purchaser, to him, her or it at the address set forth on Schedule I attached hereto;

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received
(i) when delivered, if personally delivered, (ii) when sent, if sent by telecopy on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by telecopy), (iii) on the next Business Day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next Business Day delivery, and (iv) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

10.7    AMENDMENTS, MODIFICATIONS AND WAIVERS.

        The terms and provisions of this Agreement may not be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the Company and Requisite Purchasers; provided however that any such amendment, modification or waiver that would adversely affect the rights hereunder of any Purchaser, in its capacity as a Purchaser, without similarly affecting the rights hereunder of all Purchasers, in their capacities as Purchasers, shall not be effective as to such Purchaser without its prior written consent. No waiver by any party shall operate or be construed as a waiver of any subsequent breach by any other party.

10.8    GOVERNING LAW; WAIVER OF JURY TRIAL.

        All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. Notwithstanding the foregoing provisions of this Section 10.8, those provisions of this Agreement that relate to the internal governance of the Company and are required by Delaware corporate law to be governed by such, shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware.

        BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

10.9    NO THIRD PARTY RELIANCE.

        Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Purchasers to enter into this Agreement and the other Documents (and the Company acknowledges that the Purchasers have expressly relied thereon) and (b) are solely for the benefit of the Purchasers. Accordingly, no third party (including, without limitation, any holder of capital stock of the Company) or anyone acting on behalf of any thereof other than the Purchasers, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Purchasers or the Company with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Agreement or otherwise.

10.10   SUBMISSION TO JURISDICTION.

        Any legal action or proceeding with respect to this Agreement or the other Documents may be brought in the courts of the State of New York or Delaware and the United States of America for the District of New York or Delaware and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. The Company hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein. Nothing herein shall affect the right of the Purchasers to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

10.11   SEVERABILITY.

        It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.12   INDEPENDENCE OF AGREEMENTS, COVENANTS, REPRESENTATIONS AND WARRANTIES.

        All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

10.13   COUNTERPARTS; FACSIMILE SIGNATURES.

        This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

                                     * * * *

        IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.

                                      COMPANY:

                                      SEATTLE GENETICS, INC.

                                      By:   /s/ Clay B. Siegall
                                            Name: Clay B. Siegall
                                            Title: President and CEO

                                      PURCHASERS:

                                      J.P. MORGAN PARTNERS (BHCA), L.P.

                                      By:   JPMP Master Fund Manager, L.P.,
                                            its general partner

                                      By:   JPMP Capital Corp.,
                                            its general partner

                                      By:   /s/ Rodney A. Ferguson
                                            Name: Rodney A. Ferguson
                                            Title:  Managing Director

                                      J.P. MORGAN PARTNERS GLOBAL
                                      INVESTORS, L.P.

                                      By:   JPMP Global Investors, L.P.,
                                            its general partner

                                      By:   JPMP Capital Corp.,
                                            its general partner

                                      By:   /s/ Rodney A. Ferguson
                                            Name: Rodney A. Ferguson
                                            Title:  Managing Director

                                      J.P. MORGAN PARTNERS GLOBAL
                                      INVESTORS (CAYMAN), L.P.

                                      By:   JPMP Global Investors, L.P.,
                                            its general partner

                                      By:   JPMP Capital Corp.,
                                            its general partner

                                      By:   /s/ Rodney A. Ferguson
                                            Name: Rodney A. Ferguson
                                            Title:  Managing Director

                                      J.P. MORGAN PARTNERS GLOBAL
                                      INVESTORS A, L.P.

                                      By:   JPMP Global Investors, L.P.,
                                            its general partner

                                      By:   JPMP Capital Corp.,
                                            its general partner

                                      By:   /s/ Rodney A. Ferguson
                                            Name: Rodney A. Ferguson
                                            Title:  Managing Director

                                      J.P. MORGAN PARTNERS GLOBAL
                                      INVESTORS (CAYMAN) II, L.P.

                                      By:   JPMP Global Investors, L.P.,
                                            its general partner

                                      By:   JPMP Capital Corp.,
                                            its general partner

                                      By:   /s/ Rodney A. Ferguson
                                            Name: Rodney A. Ferguson
                                            Title:  Managing Director

                                      BAKER/TISCH INVESTMENTS, L.P.

                                      By:   Baker/Tisch Capital, L.P.,
                                            its general partner

                                      By:   Baker/Tisch Capital (GP), LLC,
                                            its general partner

                                      By:   /s/ Felix Baker
                                            Name:  Felix Baker, Ph.D.
                                            Title:  Managing Member

                                      BAKER BROS. INVESTMENTS, L.P.

                                      By:   Baker Bros. Capital, L.P.,
                                            its general partner

                                      By:   Baker Bros. Capital (GP), LLC,
                                            its general partner

                                      By:   /s/ Felix Baker
                                            Name:  Felix Baker, Ph.D.
                                            Title:  Managing Member

                                      BAKER BROS. INVESTMENTS II, L.P.

                                      By:   Baker Bros. Capital, L.P.,
                                            its general partner

                                      By:   Baker Bros. Capital (GP), LLC,
                                            its general partner

                                      By:   /s/ Felix Baker
                                            Name:  Felix Baker, Ph.D.
                                            Title:  Managing Member

                                      BAKER BIOTECH FUND I, L.P.

                                      By:   Baker Biotech Capital, L.P.,
                                            its general partner

                                      By:   Baker Biotech Capital (GP), LLC,
                                            its general partner

                                      By:   /s/ Felix Baker
                                            Name:  Felix Baker, Ph.D.
                                            Title:  Managing Member

                                      BAKER BIOTECH FUND II, L.P.

                                      By:   Baker Biotech Capital II, L.P.,
                                            its general partner

                                      By:   Baker Biotech Capital II (GP), LLC,
                                            is general partner

                                      By:   /s/ Felix Baker
                                            Name:  Felix Baker, Ph.D.
                                            Title:  Managing Member

                                      BAKER BIOTECH FUND II (Z), L.P.

                                      By:   Baker Biotech Capital II, L.P.,
                                            its general partner

                                      By:   Baker Biotech Capital II (GP), LLC,
                                            is general partner

                                      By:   /s/ Felix Baker
                                            Name:  Felix Baker, Ph.D.
                                            Title:  Managing Member

                                      BAVP, L.P.

                                      By:   BA Venture Partners VI, LLC,
                                            its general partner

                                      By:   /s/ Louise C. Bock
                                            Name:  Louis C. Bock
                                            Title:  Managing Director

                                      DELPHI VENTURES VI, L.P.

                                      By:   Delphi Management Partners VI,
                                            L.L.C., its general partner

                                      By:   /s/ Deepa Pakianathan
                                            Name:  Deepa Pakianathan
                                            Title:  Managing Member

                                      DELPHI BIOINVESTMENTS VI, L.P.

                                      By:   Delphi Management Partners VI,
                                            L.L.C., its general partner

                                      By:   /s/ Deepa Pakianathan
                                            Name:  Deepa Pakianathan
                                            Title:  Managing Member

                                   SCHEDULE I

                                                NUMBER OF PREFERRED        NUMBER OF     AGGREGATE
    NAME AND ADDRESS                                  SHARES               WARRANTS    PRICE OF SHARES
--------------------------------------------------------------------------------------------------------
J.P. Morgan Partners (BHCA), L.P.                      512,031               640,039   $   12,800,775.00
1221 Avenue of the Americas
New York, NY  10020
Attention:  Official Notices Clerk
(fbo Srinivas Akkaraju)

with a copy to:

O'Melveny & Myers LLP
30 Rockefeller Plaza
New York, NY  10112
Telephone:  (212) 408-2400
Telecopier: (212) 408-2420
Attention:  Phillip Isom, Esq.
--------------------------------------------------------------------------------------------------------
J.P. Morgan Partners Global Investors, L.P.             81,137               101,421   $    2,028,425.00
c/o JPMP Global Investors, L.P.
c/o J.P. Morgan Partners, LLC
1221 Avenue of the Americas
New York, NY  10020
Attention:  Official Notices Clerk
(fbo Srinivas Akkaraju)

with a copy to:

O'Melveny & Myers LLP
30 Rockefeller Plaza
New York, NY  10112
Telephone:  (212) 408-2400
Telecopier: (212) 408-2420
Attention:  Phillip Isom, Esq.
--------------------------------------------------------------------------------------------------------

                                                NUMBER OF PREFERRED        NUMBER OF     AGGREGATE
    NAME AND ADDRESS                                  SHARES               WARRANTS    PRICE OF SHARES
--------------------------------------------------------------------------------------------------------
J.P. Morgan Partners Global Investors
(Cayman), L.P.                                          41,182                51,478   $    1,029,550.00
c/o JPMP Global Investors, L.P.
c/o J.P. Morgan Partners, LLC
1221 Avenue of the Americas
New York, NY  10020
Attention:  Official Notices Clerk
(fbo Srinivas Akkaraju)

with a copy to:

O'Melveny & Myers LLP
30 Rockefeller Plaza
New York, NY  10112
Telephone:  (212) 408-2400
Telecopier: (212) 408-2420
Attention:  Phillip Isom, Esq.
--------------------------------------------------------------------------------------------------------
J.P. Morgan Partners Global Investors A, L.P.           11,061                13,826   $      276,525.00
c/o JPMP Global Investors, L.P.
c/o J.P. Morgan Partners, LLC
1221 Avenue of the Americas
New York, NY  10020
Attention:  Official Notices Clerk
(fbo Srinivas Akkaraju)

with a copy to:

O'Melveny & Myers LLP
30 Rockefeller Plaza
New York, NY  10112
Telephone:  (212) 408-2400
Telecopier: (212) 408-2420
Attention:  Phillip Isom, Esq.
--------------------------------------------------------------------------------------------------------

                                                NUMBER OF PREFERRED        NUMBER OF     AGGREGATE
    NAME AND ADDRESS                                  SHARES               WARRANTS    PRICE OF SHARES
--------------------------------------------------------------------------------------------------------
J.P. Morgan Partners Global Investors
(Cayman) II, L.P.                                        4,589                 5,736   $      114,725.00
c/o JPMP Global Investors, L.P.
c/o J.P. Morgan Partners, LLC
1221 Avenue of the Americas
New York, NY  10020
Attention:  Official Notices Clerk
(fbo Srinivas Akkaraju)

with a copy to:

O'Melveny & Myers LLP
30 Rockefeller Plaza
New York, NY  10112
Telephone:  (212) 408-2400
Telecopier: (212) 408-2420
Attention:  Phillip Isom, Esq.
--------------------------------------------------------------------------------------------------------
Baker/Tisch Investments, L.P.                           39,650                49,563   $         991,250
667 Madison Avenue, 17th Floor
New York, New York 10021
Facsimile:  (212) 521-2245
Attention:  Felix Baker

with a copy to:

Baker Brothers Investments
667 Madison Avenue, 17th Floor
New York, New York 10021
Facsimile:  (212) 521-2245
Attention:  Leo Kirby
--------------------------------------------------------------------------------------------------------
Baker Bros. Investments, L.P.                           26,780                33,475   $         669,500
667 Madison Avenue, 17th Floor
New York, New York 10021
Facsimile:  (212) 521-2245
Attention:  Felix Baker

with a copy to:

Baker Brothers Investments
667 Madison Avenue, 17th Floor
New York, New York 10021
Facsimile:  (212) 521-2245
Attention:  Leo Kirby
--------------------------------------------------------------------------------------------------------

                                                NUMBER OF PREFERRED        NUMBER OF     AGGREGATE
    NAME AND ADDRESS                                  SHARES               WARRANTS    PRICE OF SHARES
--------------------------------------------------------------------------------------------------------
Baker Bros. Investments II, L.P.                        27,625                34,531   $         690,625
667 Madison Avenue, 17th Floor
New York, New York 10021
Facsimile:  (212) 521-2245
Attention:  Felix Baker

with a copy to:

Baker Brothers Investments
667 Madison Avenue, 17th Floor
New York, New York 10021
Facsimile:  (212) 521-2245
Attention:  Leo Kirby
--------------------------------------------------------------------------------------------------------
Baker Biotech Fund I, L.P.                             271,830               339,788   $       6,795,750
667 Madison Avenue, 17th Floor
New York, New York 10021
Facsimile:  (212) 521-2245
Attention:  Felix Baker

with a copy to:

Baker Brothers Investments
667 Madison Avenue, 17th Floor
New York, New York 10021
Facsimile:  (212) 521-2245
Attention:  Leo Kirby
--------------------------------------------------------------------------------------------------------
Baker Biotech Fund II, L.P.                            249,730               312,162   $       6,243,250
667 Madison Avenue, 17th Floor
New York, New York 10021
Facsimile:  (212) 521-2245
Attention:  Felix Baker

with a copy to:

Baker Brothers Investments
667 Madison Avenue, 17th Floor
New York, New York 10021
Facsimile:  (212) 521-2245
Attention:  Leo Kirby
--------------------------------------------------------------------------------------------------------

                                                NUMBER OF PREFERRED        NUMBER OF     AGGREGATE
    NAME AND ADDRESS                                  SHARES               WARRANTS    PRICE OF SHARES
--------------------------------------------------------------------------------------------------------
Baker Biotech Fund II (Z), L.P.                         34,385                42,981   $         859,625
667 Madison Avenue, 17th Floor
New York, New York 10021
Facsimile:  (212) 521-2245
Attention:  Felix Baker

with a copy to:

Baker Brothers Investments
667 Madison Avenue, 17th Floor
New York, New York 10021
Facsimile:  (212) 521-2245
Attention:  Leo Kirby
--------------------------------------------------------------------------------------------------------
BAVP, L.P.                                             100,000               125,000   $       2,500,000
c/o BA Venture Partners
950 Tower Lane

Suite 700
Foster City, CA  94404
Attention:  Louis C. Bock
--------------------------------------------------------------------------------------------------------
Delphi Ventures VI, L.P./1/                            200,000               250,000   $       5,000,000
c/o Delphi Ventures
3000 Sand Hill Rd.
Bldg. 1, Ste. 135
Menlo Park, CA 94025
(650) 854-9650
(650) 854-2961 fax
Attention: Deepa Pakianathan
--------------------------------------------------------------------------------------------------------
Delphi BioInvestments VI, L.P.
c/o Delphi Ventures
3000 Sand Hill Rd.
Bldg. 1, Ste. 135
Menlo Park, CA 94025
(650) 854-9650
(650) 854-2961 fax
Attention: Deepa Pakianathan
--------------------------------------------------------------------------------------------------------

----------
/1/ Prior to Closing, a portion of the shares of Preferred Stock and Warrants being purchased by Delphi Ventures VI, L.P. will be allocated to Delphi BioInvestments VI, L.P.

                                                NUMBER OF PREFERRED        NUMBER OF     AGGREGATE
    NAME AND ADDRESS                                  SHARES               WARRANTS    PRICE OF SHARES
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Total                                                1,600,000             2,000,000   $      40,000,000
--------------------------------------------------------------------------------------------------------